Exhibit 3.4

BYLAWS

OF

CONTANGO OIL & GAS COMPANY

****

INCORPORATED UNDER THE LAWS

OF THE

STATE OF TEXAS

ON

JUNE 14, 2019

TABLE OF CONTENTS

(continued)

BYLAWS

OF

CONTANGO OIL & GAS COMPANY

Incorporated under the Laws of the State of Texas

ARTICLE I

OFFICES AND RECORDS

Section 1.1    Texas Office. The principal office of Contango Oil & Gas Company (the “Corporation”) shall be located at its principal place of business or such other place as the Board of Directors of the Corporation (the “Board of Directors”) may designate. The registered office and registered agent of the Corporation is set forth in the Certificate of Formation and may be altered by resolution of the Board of Directors.

Section 1.2    Other Offices. The Corporation may have such other offices, either within or without the state of Texas, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3    Books and Records. The books and records of the Corporation may be kept at the Corporation’s office in Houston, Texas or at such other locations within or outside the state of Texas as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 2.1    Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such date, place and time as may be fixed by resolution of the Board of Directors.

Section 2.2    Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, in its sole discretion, except that the Board of Directors shall be required to call a special meeting of stockholders on the written request in proper form of the holder or holders of at least one-half (1/2) of all the shares outstanding and entitled to vote thereat. To be in proper form, such request by the requisite stockholders shall include the information required for business to be properly brought by a stockholder before the annual meeting of stockholders as set forth in Section 2.9(A)(3) with respect to any director nominations or other business proposed to be presented at such special meeting, and as to the stockholder(s) requesting such meeting and any other persons (including any beneficial owner) on whose behalf the stockholder(s) is acting (other than stockholders or beneficial owners who have provided a written request solely in response to any form of public solicitation for such requests). At any special meeting requested by stockholders, the business transacted shall be limited to the purposes stated in the request for meeting, except that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. Notwithstanding the foregoing, only the business that has been brought before the meeting pursuant to the Corporation’s notice of meeting shall be conducted at a special meeting of stockholders. The Board of Directors shall fix the date, time and place for each special meeting and shall set a record date for the determination of stockholders entitled to vote for each special meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than sixty (60) (or the maximum number permitted by applicable law) nor less than ten (10) days before the date of such meeting.

Section 2.3    Place of Meeting. The Board of Directors may designate the place of meeting within or outside of the State of Texas for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

Section 2.4    Notice of Meeting. Written notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Texas Business Organizations Code, as the same exists or may hereafter be amended (the “TBOC”)), either personally, or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. The Board of Directors may, at any time prior to the holding of a meeting of stockholders, cancel, postpone or reschedule such meeting upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 2.5    Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Formation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. At any meeting of stockholders of the Corporation, whether or not a quorum is present or represented, the chairman of the meeting shall have power to recess or adjourn the meeting for any reason, without notice other than announcement at the meeting. If directed by the chairman of the meeting, a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, if directed by the chairman of the meeting, a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6    Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.

Section 2.7    Voting List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of shares and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The voting list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. If any stockholders are participating in the meeting by means of remote communication, the list must be open to examination by the stockholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to stockholders in the meeting notice.

Section 2.8    Voting of Shares. Except as otherwise required by the Certificate of Formation, each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one (1) vote upon each such issue.

Section 2.9    Notice of Stockholder Business and Nominations.

(A)    Annual Meetings of Stockholders

(1)    Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.4 of these Bylaws, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures hereinafter set forth in this Section 2.9 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the annual meeting.

(2)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant Section 2.9(C) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public announcement of the date of such meeting is first made.

(3)    To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.2, this Section 2.9(A) or Section 2.9(B)) must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (i) such person’s name, (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), (iii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships between the stockholder giving the notice, the beneficial owner, if any, on whose behalf the notice is given, and any of their respective affiliates or associates or others acting in concert therewith, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, (v) a completed and signed questionnaire, representation and agreement as provided in Section 2.9(A)(4); (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made: (i) the name and address, as they appear on the Corporation’s books, of such stockholder, such beneficial owner and any of their respective affiliates or associates or others acting in concert therewith, (ii) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith, (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, in each case directly or indirectly owned beneficially by such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith, (iv) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith has any right to vote any shares of any security of the Corporation, (v) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) directly or indirectly owned beneficially by such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith, (vi) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance-related fees (other than an asset-based fee) to which such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of the immediate family sharing the same household as such stockholder, such beneficial owner, and any of their respective affiliates or associates, (ix) a summary of any material discussions regarding the nomination between such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names), and (x) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote for the election of directors, will continue to be a holder of record of shares entitled to vote for the election of directors through the date of the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (c) as to any other business that the stockholder proposes to bring before the meeting, in addition to the items set forth above, (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and (iii) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(4)    To be eligible to be a nominee for election as a director of the Corporation, each proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.9, in the case of a nominee proposed by a stockholder under Section 2.2 or this Section 2.9) to the Secretary at the principal executive office of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (b) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (c) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(5)    The Corporation may require any proposed nominee to furnish such other information (a) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with Section 803 of the NYSE American Rules and the Corporation’s corporate governance documents, including the board committee charters and the Code of Business Conduct and Ethics; or (b) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(B)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors, (2) to the extent that one or more directors are to be elected at such meeting, but subject to the last sentence of this Section 2.9(B), by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.9 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the special meeting or (3) in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to Section 2.2. For nominations to be properly brought before a special meeting by a stockholder pursuant to Section 2.9(B)(2) of these Bylaws, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day such notice of the meeting was mailed or on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, such stockholder’s notice shall comply with Section 2.9(A)(3). For the avoidance of doubt, any proposed nominee for election as director of the Corporation at a special meeting (including a meeting requested pursuant to Section 2.2) shall comply with paragraphs (4) and (5) of Section 2.9(A). Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.2.

(C)    General.

(1)    Only persons who are nominated in accordance with the procedures set forth in these Bylaws and in accordance with applicable law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9 and in accordance with applicable law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.9 and in accordance with applicable law and, if any proposed nomination or business is not in compliance with this Section 2.9 or in compliance with applicable law, to declare that such defective proposal or nomination shall be disregarded.

(2)    A stockholder providing notice of business proposed to be brought before a meeting or of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.9 shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than seven (7) business days prior to the date for the meeting or any adjournment or postponement thereof , if practicable (or, if not practicable, on the first practicable date prior to) in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(3)    For purposes of this Section 2.9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(4)    Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9. Nothing in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(5)    Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 2.10    Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, except as otherwise set forth in the Certificate of Formation with respect to the right of the holders of any series of preferred stock or any other series or class of stock to elect additional directors under specified circumstances, an affirmative vote of a majority of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Formation or these Bylaws, all other matters submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the outstanding Voting Stock present in person or represented by proxy at the meeting and entitled to vote thereon.

Section 2.11    Conduct of Business; Inspectors of Elections.

(A)    Meetings of stockholders shall be presided over by the chairman of the meeting. The chairman of the meeting position shall be filled by the Chairman of the Board, or in the Chairman of the Board’s absence, the President and Chief Executive Officer. The

Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary of the Corporation, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

(B)    The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and, in accordance with Section 2.5, recess or adjourn the meeting, and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.12    Stockholder Action by Written Consent. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if one or more written consents setting forth the action so taken shall be (i) signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted and (ii) delivered to the Corporation by delivery to the Secretary or Assistant Secretary of the Corporation having custody of the book in which minutes of proceedings of shareholders are recorded. The record date for determining stockholders of record entitled to express consent to corporate action in writing without a meeting of stockholders shall be as fixed by the Board of Directors or otherwise pursuant to this Section 2.12. Any person seeking to have the stockholders of the Corporation authorize, take or express consent to corporate action in writing without a meeting of stockholders shall, by written notice delivered to the Secretary of the Corporation, request that the Board of Directors fix a record date for such purpose. The Board of Directors may fix a record date for such purpose, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors fails to fix a record date for such purpose within ten (10) days after the receipt of the aforesaid written notice to the Secretary of the Corporation, the record date for determining stockholders entitled to express consent to corporate action without a meeting of stockholders, when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary or Assistant Secretary of the Corporation, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Formation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2    Number, Tenure and Qualifications. Except as otherwise provided for or fixed pursuant to the Certificate of Formation, the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized, but no reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office. Each director shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified.

Section 3.3    Regular Meetings. A regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 3.4    Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President and Chief Executive Officer or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.5    Notice. Notice of any special meeting shall be given to each director at his business or residence in writing, by telephone communication or by electronic transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four (24) hours before such meeting. If by telephone or other electronic transmission, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 9.1 of Article IX hereof. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

Section 3.6    Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.7    Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a consent in writing or by electronic transmission thereto is signed by all of the members of the Board of Directors or the committee. The written consent or consent by electronic transmission may be signed in counterparts and must be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.8    Quorum. A whole number of directors equal to at least a majority of all of the members of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise required by law, the Certificate of Formation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.9    Newly Created Directorships and Vacancies. Subject to the rights of any holders of any series of preferred stock, or any other series or class of stock as set forth in the Certificate of Formation, to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies of the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other causes shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office until the next election of directors and until their successors shall have been duly elected and qualified. No decrease in the numbers of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

Section 3.10    Committees.

(A)    The Board of Directors may designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have such power or authority in reference to (a) amending the Certificate of Formation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 21.416(c)(1)

of the TBOC, establish series of shares, increase or decrease the number of shares in a series or eliminate a series of shares as authorized by Section 21.155 of the TBOC), (b) proposing a reduction of stated capital under Sections 21.253 and 21.254 of the TBOC, (c) approving a plan of merger, share exchange or conversion of the Corporation, (d) recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation not made in the usual and regular course of its business, (e) recommending to the stockholders a voluntary winding up and termination or revocation of a voluntary winding up and termination, (f) amending, altering, or repealing these Bylaws or adopting new bylaws, (g) filling vacancies on the Board of Directors, (h) filling vacancies on or designating alternate members of a committee of the Board of Directors, (i) filling a vacancy to be filled because of an increase in the number of directors, (j) electing or removing officers of the Corporation or members or alternate members of a committee of the Board of Directors, (k) setting the compensation of the members or alternate members of a committee of the Board of Directors, or (l) amending or repealing a resolution of the Board of Directors that states that it may not be amended or repealed by a committee of the Board of Directors.

(B)    Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

Section 3.11    Removal.

(A)    Any director may be removed with or without cause at any special meeting of stockholders called for such purpose by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, voting as a single class. The terms of this Section 3.11 are subject to any contractual provisions binding on the Corporation from time to time, and such contractual provisions shall control to the extent they conflict with the terms hereof.

(B)    Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (a) the affirmative vote of at least 80% of the directors then in office at any meeting of the Board of Directors called for that purpose or (b) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.

ARTICLE IV

OFFICERS

Section 4.1    Elected Officers. The elected officers of the Corporation shall be a President and Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant” or otherwise, as the Board of Directors shall determine) a Secretary and one or more Assistant Secretaries, a

Treasurer and one or more Assistant Treasurers, and such other officers as the Board of Directors from time to time may deem proper. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 4.2    Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 4.8 of these Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign.

Section 4.3    President and Chief Executive Officer. The President and Chief Executive Officer shall have general supervision, management, direction and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The President and Chief Executive Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence of the Chairman of the Board, the President and Chief Executive Officer shall preside at all meetings of the stockholders. The President and Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe.

Section 4.4    Chief Financial Officer. The Chief Financial Officer shall have general financial supervision, management, direction and control of the business and affairs of the Corporation and shall see that all financial orders and resolutions of the Board of Directors are carried into effect. The Chief Financial Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Financial Officer shall have the general financial powers and duties of management usually vested in the office of chief financial officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 4.5    Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him or her by the Board of Directors or the President and Chief Executive Officer. In the absence of the President and Chief Executive Officer, a Vice President shall exercise the powers of the President and Chief Executive Officer with authority to exercise all his or her powers and perform his or her duties.

Section 4.6    Secretary and Assistant Secretaries. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President and Chief Executive Officer, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer. The Secretary, or an Assistant Secretary, shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer, and attest to the same. The Assistant Secretary shall exercise the powers of the Secretary during such officer’s absence or inability to act.

Section 4.7    Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer or an Assistant Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Financial Officer or the President and Chief Executive Officer, taking proper vouchers for such disbursements. The Treasurer or Assistant Treasurer shall render to the President and Chief Executive Officer, the Chief Financial Officer and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe. The Assistant Treasurer shall exercise the powers of the Treasurer during such officer’s absence or inability to act.

Section 4.8    Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

Section 4.9    Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

Section 5.1    Certificates and Transfers.

(A)    The interest of each stockholder of the Corporation may or may not be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. Any certificated shares of the stock of the

Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

(B)    Any certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

ARTICLE VI

INDEMNIFICATION

Section 6.1    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.5, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

Section 6.2    Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3    Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.4    Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Formation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5    Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 6.6    Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7    Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1    Fiscal Year. The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

Section 7.2    Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Formation.

Section 7.3    Corporate Seal. The corporate seal shall have inscribed the name of the Corporation thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.4    Waiver of Notice.

(A)    Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the TBOC, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or of the Board of Directors need be specified in any waiver of notice of such meeting.

(B)    The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.5    Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on, or providing electronic transmission of such notice or resignation to, the Chairman of the Board, the President and Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President and Chief Executive Officer, or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 7.6    Contracts. Except as otherwise required by law, the Certificate of Formation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The President and Chief Executive Officer, the Chief Financial Officer or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the President and Chief Executive Officer or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.7    Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the President and Chief Executive Officer or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VIII

CERTAIN BUSINESS COMBINATIONS

Section 8.1    Title 2 of the TBOC. The Corporation expressly elects not to be governed by Title 2, Chapter 21, Subchapter M of the TBOC.

Section 8.2    Business Combinations with Affiliated Stockholders. Notwithstanding the foregoing, the Corporation shall not engage in any Business Combination (as defined below), at any point in time at which Voting Stock of the Corporation is registered under Section 12(b) or 12(g) of the Exchange Act or is otherwise qualified for trading on the national securities exchange, with any Affiliated Stockholder (as defined below) or any affiliate (as defined below) or associate (as defined below) of the Affiliated Stockholder for a period of three (3) years following the time that such stockholder became an Affiliated Stockholder, unless: (A) prior to such time, the Board of Directors approved either the Business Combination or the transaction which resulted in the stockholder becoming an Affiliated Stockholder; or (B) upon consummation of the transaction which resulted in the stockholder becoming an Affiliated Stockholder, the Affiliated Stockholder owned at least eighty-five percent (85%) of the Voting Stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by the Affiliated Stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; (C) at or subsequent to such time, the Business Combination is approved by the affirmative vote of (i) the Board of Directors and (ii) the holders of at least two-thirds (2/3) of the outstanding Voting Stock of the Corporation not owned (as defined below) by the Affiliated Stockholder or an affiliate or associate of the Affiliated Stockholder, at a meeting of stockholders called for that purpose not less than six (6) months after the transaction which resulted in the stockholder becoming an Affiliated Stockholder; or (D) at or subsequent to such time, the Business Combination is approved by (i) a majority of the Continuing Directors and (ii) a majority of the outstanding Voting Stock of the Corporation. Notwithstanding the foregoing, subsections (A), (B), (C) and (D) of this Section 8.2 shall not apply (1) if a stockholder becomes an Affiliated Stockholder inadvertently and (a) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Affiliated Stockholder and (b) would not, at any time within the three (3) year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Affiliated Stockholder but for the inadvertent acquisition of ownership, (2) to a Business Combination with an Affiliated Stockholder who became an Affiliated Stockholder through a transfer of shares of the Corporation by will or intestate succession and continuously was an Affiliated Stockholder until the announcement date of the Business Combination, or (3) to a Business Combination of the Corporation with a domestic wholly owned subsidiary if such subsidiary is not an affiliate or associate of the Affiliated Stockholder for a reason other than the Affiliated Stockholder’s ownership of Voting Stock of the Corporation.

Section 8.3    Definitions. For purposes of this Article VIII, references to:

(A)    “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(B)    “Affiliated Stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 20% or more of the outstanding Voting Stock of the Corporation, or (ii) during the preceding three-year period, was the owner of 20% or more of the outstanding Voting Stock of the Corporation; provided that notwithstanding the foregoing, “Affiliated Stockholder” shall not include (a) Goff at any time that Goff’s aggregate ownership (including any “group,” or any member of any such group, to which Goff is a party under Rule 13d-5 of the Exchange Act), on a percentage basis, of the outstanding Voting Stock of the Corporation is less that the Goff Threshold, and (b) any person whose ownership of shares in excess of the 20% limitation set forth herein (or in the case of Goff, in excess of the Goff Threshold) is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (b) such person shall be an Affiliated Stockholder if thereafter such person acquires additional shares of Voting Stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Affiliated Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(C)    “associate,” when used to indicate a relationship with any person, means: (i) any domestic or foreign entity or organization of which such person is (a) an officer or Governing Person or (b) directly or indirectly, the owner of 10% or more of any class of Voting Stock; (ii) any trust or other estate in which such person has at least a 10% beneficial interest or to which such person serves as a trustee or in a similar fiduciary capacity; (iii) any spouse or a relative of the person related by consanguinity or affinity who resides with the person; and (iv) a Governing Person or an affiliate or officer of the person.

(D)    “Business Combination,” when used in reference to the Corporation and any Affiliated Stockholder of the Corporation, means: (i) any merger, share exchange, or conversion of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the Affiliated Stockholder, (b) with a foreign or domestic corporation or other entity that is, or after the merger, share exchange, or conversion would be, an affiliate or associate of the Affiliated Stockholder, or (c) with another domestic or foreign corporation or other entity, if the merger, share exchange, or conversion is caused by an Affiliated Stockholder, or an affiliate or associate of an affiliated stockholder, and as a result of the merger, share exchange, or conversion the restrictions set forth in Section 8.2 of this Article VIII do not apply to the surviving corporation or other entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, including an allocation of assets under a merger, to or with the Affiliated Stockholder, or an affiliate or associate of the Affiliated Stockholder, of assets of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation that (a) have an aggregate market value equal to 10% or more of the aggregate market value of all of the assets, determined on a consolidated basis, of the Corporation, (b) have an aggregate market value equal to 10% or more of the aggregate market value of all of the outstanding Voting Stock of the Corporation or (c) represent 10% or more of the earning power or net income, determined on a consolidated basis, of the Corporation; (iii) the issuance or transfer by the Corporation or any direct or indirect majority-owned subsidiary of the Corporation to an Affiliated Stockholder or an affiliate or associate of the Affiliated Stockholder, in one transaction or a series of transactions, of shares of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation, except by the exercise of warrants or rights to purchase shares of the Corporation offered, or a share dividend paid, pro rata to all stockholders of the Corporation after the Affiliated Stockholder’s share acquisition date; (iv) the adoption of a plan or proposal for the liquidation, winding up, or dissolution of the Corporation proposed by or under any agreement, arrangement, or understanding, regardless of whether in writing, with an Affiliated Stockholder or an affiliate or associate of the Affiliated Stockholder; (v) a reclassification of securities, including a reverse share split or a share split-up, share dividend, or other distribution of shares, a recapitalization of the Corporation, a merger of the Corporation with a or direct or indirect majority-owned subsidiary of the Corporation or pursuant to which the assets and liabilities of the Corporation are allocated among two or more surviving or new domestic or foreign corporations or other entities, or any other transaction proposed by or under an agreement, arrangement, or understanding, regardless of whether in writing, with an Affiliated Stockholder or an affiliate or associate of the Affiliated Stockholder that has the effect, directly or indirectly, of increasing the proportionate ownership percentage of the outstanding shares of a class or series of voting shares or securities convertible into voting shares of the Corporation that is owned by the Affiliated Stockholder or an affiliate or associate of the Affiliated Stockholder, except as a result of immaterial changes due to fractional share adjustments; or (vi) a direct or indirect receipt by an Affiliated Stockholder or an affiliate or associate of the Affiliated Stockholder of the benefit of a loan, advance, guarantee, pledge, or other financial assistance or a tax credit or other tax advantage (other than those expressly permitted in subsections (i) through (v) above) provided by or through the Corporation, except proportionately as a stockholder of the Corporation.

(E)    “Continuing Director” means a director of the Corporation who (i) is not the Affiliated Stockholder or an affiliate or associate thereof, or nominated for election by the Affiliated Stockholder, and (ii) was either (a) a member of the Board of Directors on June 14, 2019 or (b) subsequently became a member of the Board of Directors and whose initial election or initial nomination for election by the Corporation’s stockholders was approved by a majority of the Continuing Directors then on the Board of Directors.

(F)    “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract, or otherwise. A person who is the owner of 10% or more of the outstanding Voting Stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds Voting Stock, in good faith and not for the purpose of circumventing this Article VIII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(G)    “Goff” means John C. Goff, Goff MCF Partners, LP, Goff Capital, Inc., John C. Goff 2010 Family Trust and their affiliates and respective successors and assigns (other than the Corporation and its subsidiaries), but does not include any direct or indirect transferees thereof.

(H)    “Goff Threshold” initially means 23% of the outstanding Voting Stock of the Corporation, provided that the Board of Directors may approve an increase to the Goff Threshold if, immediately prior to such approval, Goff’s aggregate ownership (including any “group,” or any member of any such group, to which Goff is a party under Rule 13d-5 of the Exchange Act), on a percentage basis, of the outstanding Voting Stock of the Corporation is less that the Goff Threshold in effect at such time, in which case the Goff Threshold shall be such greater percentage as the Board of Directors approves.

(I)    “Governing Authority” means a person or group of persons who are entitled to manage and direct the affairs of an entity under the TBOC and the governing documents of the entity, except that if the governing documents of the entity or the TBOC divide the authority to manage and direct the affairs of the entity among different persons or groups of persons according to different matters, “Governing Authority” means the person or group of persons entitled to manage and direct the affairs of the entity with respect to a matter under the governing documents of the entity or the TBOC. The term includes (i) the board of directors of a corporation or other persons authorized to perform the functions of the board of directors of a corporation; (ii) the general partners of a general partnership or limited partnership; (iii) the managers of a limited liability company that is managed by managers; (iv) the members of a limited liability company that is managed by members who are entitled to manage the company; (v) the board of directors of a cooperative association; and (vi) the trust managers of a real estate investment trust. The term “Governing Authority” does not include an officer who is acting in the capacity of an officer.

(J)    “Governing Person” means a person serving as part of the Governing Authority of an entity.

(K)    “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates: (i) beneficially owns such stock, directly or indirectly; or (ii) has the right to (a) acquire such stock immediately or after the passage of time according to an oral or written agreement, arrangement, or understanding, or on the exercise of conversion rights, exchange rights, warrants, or options; (b) vote such stock pursuant to any agreement, arrangement or understanding; or (c) acquire, hold or dispose of, or vote such stock or other securities with another person who individually, or through an affiliate or associate, beneficially owns, directly or indirectly, such stock or other securities; provided, however, that a person shall not be deemed a beneficial owner of any stock if (i) such stock is (a) tendered under a tender or exchange offer made by the person or an affiliate or associate of the person before the tendered shares or securities are accepted for purchase or exchange or (b) subject to an agreement, arrangement, or understanding that expressly conditions the acquisition or purchase of such stock on the approval of the acquisition or purchase subject to Section 8.2 of this Article VIII if the person has no direct or indirect rights of ownership or voting with respect to such stock until the time the approval is obtained; or (ii) the agreement or understanding to vote such stock (a) arises solely from an immediately revocable proxy that authorizes the person named in the proxy to vote at a meeting of the stockholders that has been called when the proxy is delivered or at an adjournment of the meeting of the stockholders and (b) would not be reportable on a Schedule 13D under the Securities Exchange Act of 1934, as amended.

(L)    “person” means any individual, corporation, partnership, unincorporated association or other entity.

ARTICLE IX

AMENDMENTS

Section 9.1    Amendments. These Bylaws may be amended, altered, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; provided, however, that, notwithstanding any other provisions of the Certificate of Formation, these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Formation, any Certificate of Designation for any series of Preferred Stock, or these Bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock of the Corporation, voting together as a single class, shall be required in order for stockholders to alter, amend or repeal any provision of these Bylaws or to adopt any additional bylaws. Any amendment, rescission, addition or alteration of these Bylaws by the Board of Directors shall require the affirmative vote of at least two-thirds of the members of the Board of Directors.

ARTICLE X

FORUM FOR ADJUDICATION OF DISPUTES

Section 10.1    Forum for Adjudication of Disputes. To the fullest extent permitted by law and subject to applicable jurisdictional requirements, and unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of Texas or, if such court lacks jurisdiction, the state district court of Harris County, Texas, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or other agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of the TBOC or any provision of the Certificate of Formation or these Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Certificate of Formation or these Bylaws.

Section 10.2    Consent to Jurisdiction. If any action the subject matter of which is within the scope of this Article X is filed in a court other than United States District Court for the Southern District of Texas (or if such court lacks jurisdiction, the state district court of Harris County, Texas) (a “foreign action”) by any current or former stockholder (including any current or former beneficial owner), such stockholder shall be deemed to have consented to: (a) the personal jurisdiction of the United States District Court for the Southern District of Texas (or if such court lacks jurisdiction, the state district court of Harris County, Texas) in connection with any action brought in any such court to enforce this Article X; and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

Section 10.3    Enforceability. If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.